EXHIBIT 10.13

BANK OF AMERICA
                                                          AMENDMENT TO DOCUMENTS
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     FIRST AMENDMENT TO BUSINESS LOAN AGREEMENT (RECEIVABLES AND INVENTORY)

This First Amendment to Business Loan Agreement (Receivables and Inventory) is entered into as of May _______, 1997, between Bank of America Texas, N.A. (""Bank"") and De-Ro/ Suncoast, Inc. ("Borrower").

                                    RECITALS

A. WHEREAS, Bank and Borrower have entered into that certain Business Loan Agreement (Receivables and Inventory) dated February 24, 1997, (the "Agreement"); and

B. WHEREAS, Borrower and Bank desire to amend certain terms and provisions of said Agreement as more specifically hereinafter set forth.

                                     AGREED

NOW, THEREFORE, in consideration of the foregoing recitals and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower mutually agree to amend said Agreement as follows:

1. In Paragraph 1.1(a) (Borrowing Base) of the Agreement, the amount "Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00)" is substituted for the amount "Seven Million and No/100 Dollars ($7,000,000.00)".

2. In the first three sentences of Paragraph 2.6 (Letters of Credit) of the Agreement, the days "365" is substituted for the days "90".

3. In Paragraph 10.7(e) (Other Debts) of the Agreement, the amount "Four Hundred Thousand and No/100 dollars ($400,000.00)" is substituted for the amount "One Hundred Fifty Thousand and No/100 Dollars ($150,000.00)".

4. Paragraph 10.7(f) (Other Debts) is deleted from the Agreement in its entirety.

This Amendment will become effective as of the date first written above, provided that each of the following conditions precedent have been satisfied in a manner satisfactory to Bank:

      The Bank has received from the Borrower a duly executed original of this Amendment.

      The Bank has received from the Borrower a corporate resolution in the amount of Eight Million Seven Hundred Thirty-One and No/100 Dollars ($8,731,000.00).
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      The Bank has received from the Borrower and the Creditor a Business Loan
      Subornation Agreement.

Except as provided in this Amendment, all of the terms and provisions of the Agreement and the documents executed in connection therewith shall remain in full force and effect. All references in such other documents to the Agreement shall hereafter be deemed to be references to the Agreement as amended hereby.

THIS WRITTEN AMENDMENT AND THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first written above.

BANK OF AMERICA TEXAS, N.A.                DE-RO/SUNCOAST, INC.



By: ___________________________            By: ___________________________
Kim Ruth, Vice President                   Kirby Attwell, Chairman